UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AUMN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 1, 2024, Golden Minerals Company (the “Company”) issued a press release announcing certain financial results for the quarter ended June 30, 2024 and provided a corporate update. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Senior Vice President and Chief Financial Officer

On July 29, 2024, Julie Weedman notified the Company that she would be retiring and resigning from her roles as Senior Vice President and Chief Financial Officer of the Company, effective on August 15, 2024. In connection with her retirement, Ms. Weedman and the Company expect to enter into a consulting agreement (the “Consulting Agreement”), pursuant to which Ms. Weedman would provide consulting services for a limited period of time following her retirement. Ms. Weedman will be entitled to receive 18,000 shares of Company stock following her retirement in accordance with applicable Company plans and programs. Ms. Weedman will remain subject to the confidentiality obligations set forth in the applicable existing agreements and other policies, and any similar obligations as may be set forth in the Consulting Agreement.

Appointment of Chief Financial Officer

On July 31, 2024, the Board of Directors of the Company appointed Joe Dwyer, the current Corporate Controller of the Company, as the Chief Financial Officer of the Company, effective as of August 15, 2024.

Mr. Dwyer, 55, has a diverse work experience spanning over two decades. Mr. Dwyer has served as the Company’s Corporate Controller since 2022. Prior to that, Mr. Dwyer worked as a Consultant at Bridgepoint Consulting in 2022. From 2020 to 2022, he held the role of Controller at Kärcher North America Inc. From 2016 to 2019, he served as the Director of Business Operations at Westmoreland Coal Company. From 2014 to 2016, he was a Senior Manager of Financial Process & Controls at Cloud Peak Energy. From 2012 to 2014, he worked as a Senior Manager of Internal Audit & SOX Compliance at Dish Network. From 2009 to 2011, he worked as a Senior Project Manager at ACME Business Consulting. From 2005 to 2009, he worked as the SVP/Manager of Internal Audit & SOX Compliance at Umpqua Bank. From 2003 to 2005, he worked as a Consultant at Resources Global Professionals. From 2000 to 2003, he served as a Manager at Deloitte. Mr. Dwyer earned his Bachelor’s degree from the University of Nevada, Las Vegas.

The Company has not yet entered into an employment agreement or determined adjustments to Mr. Dwyer’s compensation in connection with his appointment at this time. The Company intends to promptly begin negotiations with Mr. Dwyer with respect to his employment as Chief Financial Officer and will file an amendment to this Current Report on Form 8-K disclosing any material compensation adjustments made in connection with this appointment when determined.

There are no arrangements or understandings between Mr. Dwyer and any other persons pursuant to which Mr. Dwyer is to be appointed the Company’s Chief Financial Officer. Mr. Dwyer does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Dwyer has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

The information in this Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and applicable Canadian securities legislation, including the expectation to enter in the Consulting Agreement and negotiations regarding the employment agreement and adjustments to compensation in connection with the new officer appointment. These statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. The Company assumes no obligation to update this information. Additional risks relating to the Company may be found in the periodic and current reports filed with the SEC by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
99.1	Press Release of Golden Minerals Company, dated August 1, 2024, announcing certain financial results for the quarter ended June 30, 2024 and providing a corporate update.
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2024

Golden Minerals Company

By:	/s/ Julie Z. Weedman
Name: Julie Z. Weedman
Title: Senior Vice President and Chief Financial Officer

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